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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $1.00 par value per share	6,596,444(1)	$83.75(2)	$552,452,185(2)	$75,354.48

(1)
Represents outstanding shares of common stock offered by the selling stockholders. In accordance with Rule 416 under the Securities Act of 1933, as amended, the common stock offered hereby shall also be deemed to cover additional securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices for shares of common stock as reported on the New York Stock Exchange on April 24, 2013.

Filed pursuant to Rule 424(b)(7)
Registration No. 333-185379

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 10, 2012)

6,596,444 Shares

COMMON STOCK

        This prospectus supplement relates to 6,596,444 shares of our common stock that may be offered for resale by the selling stockholders named in this prospectus supplement. No securities are being offered or sold by us pursuant to this prospectus supplement. We will not receive any of the proceeds from the sale of these shares of common stock by the selling stockholders.

        Our common stock is listed on the New York Stock Exchange under the symbol "ECL." On April 26, 2013, the last reported sale price of our common stock on the New York Stock Exchange was $82.94.

        The selling stockholders may from time to time sell, transfer or otherwise dispose of any or all of their shares of common stock directly to purchasers or through broker-dealers or agents. The common stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the selling stockholders may offer the shares for sale. The selling stockholders may sell any, all or none of the shares offered by this prospectus supplement. See "Plan of Distribution" beginning on page S-16 for more information about how the selling stockholders may sell or dispose of their shares of common stock.

        Investing in our common stock involves risks. See "Risk Factors" on page S-7.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is April 30, 2013

        No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus issued by us, and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this prospectus supplement and the accompanying prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, or that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is correct as of any time subsequent to the date of such information.

        The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which contains the specific terms of this offering of common stock for sale by the selling stockholders named herein. The second part is the prospectus dated December 10, 2012, which is part of our Registration Statement on Form S-3 and contains more general information, some of which does not apply to this offering.

        This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus. Generally, when we refer to the prospectus, we are referring to both parts of this document combined.

        You will find more information about us in the registration statement. Any statements made in this prospectus supplement or the accompanying prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Securities and Exchange Commission, or the SEC, for a more complete understanding of the document or matter. It is important for you to read and consider all information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our common stock. You should also read and consider the information in the documents to which we have referred you in "Where You Can Find More Information" in the prospectus accompanying this prospectus supplement.

        In this prospectus supplement, unless otherwise stated or the context otherwise requires, references to "the Company," "Ecolab," "we," "us" and "our" refer to Ecolab Inc. and its consolidated subsidiaries, which, prior to December 1, 2011, did not include Nalco Holding Company and its subsidiaries and, since December 1, 2011, has included Nalco Holding Company and its subsidiaries. References to "Nalco" refer to Nalco Holding Company and its consolidated subsidiaries. References to "Champion" refer to Permian Mud Service, Inc. and its consolidated subsidiaries, including Champion Technologies, Inc. and Corsicana Technologies, Inc.

S-ii

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC, including the registration statement of which this prospectus supplement and the accompanying prospectus is a part, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC Public Reference Room in Washington, D.C. by calling the SEC at (800) 732-0330. Our filings are also available to the public from the website maintained by the SEC at http://www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange (the "NYSE") under the trading symbol "ECL." Our reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        The SEC's rules allow us to "incorporate by reference" information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to other documents that Ecolab has filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus. Information that Ecolab files subsequent to the date of this prospectus supplement with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the initial filing of this prospectus supplement and prior to the time that all of the securities offered by this prospectus supplement have been sold:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2012;

  •
  our Current Reports on Form 8-K filed on January 2, 2013, February 26, 2013 (except with respect to Item 2.02), April 8, 2013 (except with respect to Item 7.01) and April 11, 2013; and

  •
  the description of the common stock contained in our registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on November 17, 1986, and any amendment or report filed for the purpose of updating such description.

        In addition, the following is also incorporated by reference into this prospectus supplement and the accompanying prospectus: (i) the audited consolidated balance sheets of Nalco as of December 31, 2010 and 2009 and the consolidated statements of operations, equity and cash flows of Nalco for each of the three years in the period ended December 31, 2010, and notes related thereto and (ii) the unaudited condensed consolidated balance sheet of Nalco as of September 30, 2011 and the condensed consolidated statements of operations and cash flows of Nalco for the three and nine-month periods ended September 30, 2011 and 2010, and notes related thereto, each of which is included as an exhibit to our Current Report on Form 8-K filed on December 2, 2011.

        We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise. You may obtain copies, without charge, of documents incorporated by reference in this prospectus supplement and the accompanying prospectus, by requesting them in writing or orally. To receive any such copy, call or write:

Ecolab Inc.
370 Wabasha Street North
St. Paul, Minnesota 55102
Attn: Corporate Secretary
1-800-232-6522

S-iii

        Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus supplement and the accompanying prospectus. General information about Ecolab, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.ecolab.com/investor as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus supplement or the accompanying prospectus or our other securities filings.

S-iv

 FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus, and the documents incorporated herein and therein by reference, may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those of such forward-looking statements. Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. In this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, we discuss expectations regarding our business, financial condition and results of operations. Without limiting the foregoing, words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "we believe," "we expect," "estimate," "project" (including the negative or variations thereof) or similar terminology, generally identify forward-looking statements. Forward-looking statements may also represent challenging goals for us. These statements, which represent our expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such forward-looking statements. We caution that undue reliance should not be placed on forward-looking statements, which speak only as of the date made.

        Additional risks and uncertainties that may affect operating results and business performance are set forth under Item 1A of Ecolab's Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, and include:

  •
  our ability to promptly and effectively integrate the businesses of Ecolab and Nalco, and the businesses of Ecolab and Champion, and to achieve the cost savings and synergies we anticipate from the Nalco merger and the Champion merger within the expected time frame or at all;

  •
  the potential for disruption from the Nalco merger and the Champion merger to make it more difficult for us to maintain relationships with customers, employees or suppliers;

  •
  the combined business of Ecolab, Nalco and Champion has a different business mix than Ecolab's business prior to the Nalco merger and the Champion merger, presenting different operational risks and challenges;

  •
  the future results of the combined business of Ecolab, Nalco and Champion will suffer if the combined company does not effectively manage its expanded operations;

  •
  the future credit ratings of the Company or its subsidiaries following the Champion merger may be different from what we currently expect;

  •
  the vitality of the markets we serve;

  •
  the impact of worldwide economic factors such as the economy, capital flows, interest rates and foreign currency risk;

  •
  our ability to execute on key business initiatives, including leveraging our ERP system and completing other actions to increase the competitiveness of our European business;

  •
  the ability to acquire and effectively integrate complementary businesses;

  •
  fluctuations in raw material and delivered product costs;

  •
  our ability to develop competitive advantages through value, innovation and customer support;

  •
  the costs and effects of complying with laws and regulations relating to the environment, including evolving climate change standards, and to the manufacture, storage, distribution, sale

S-v

    and use of our products, as well as to the conduct of our business generally, including employment and labor laws;

  •
  restraints on pricing flexibility due to contractual obligations;

  •
  pressure on results of operations from consolidation of customers and vendors;

  •
  public health epidemics;

  •
  the occurrence of litigation or claims;

  •
  the loss or insolvency of a major customer or distributor;

  •
  acts of war, terrorism or hostilities, natural or man-made disasters, water shortages or severe weather conditions which impact our markets;

  •
  our ability to attract and retain high caliber management talent;

  •
  our ability to develop new technologies and offerings in response to changing customer needs;

  •
  claims relating to products and services we supply;

  •
  political, economic and legal risks relating to our non-U.S. operations;

  •
  future events may impact our deferred tax position, including the utilization of foreign tax credits and undistributed earnings of international affiliates that are considered to be reinvested indefinitely;

  •
  we will incur significant expenses related to the amortization of intangible assets and may be required to report losses resulting from the impairment of goodwill or other assets recorded, each in connection with the Nalco merger, the Champion merger or other completed or future acquisitions; and

  •
  other uncertainties or risks reported from time to time in our reports to the SEC.

        You should carefully consider all of the information in or incorporated by reference in this prospectus supplement and the accompanying prospectus prior to investing in our securities. Except as may be required under applicable law, we undertake no duty to update our forward-looking statements.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. It does not contain all of the information that may be important to you in making a decision whether or not to purchase our common stock. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents filed with the SEC that are incorporated by reference herein and therein before investing in our common stock. You should also carefully consider the matters discussed in the section entitled "Risk Factors" in Item 1A of Ecolab's Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

 Ecolab's Business

        With 2012 world-wide sales of $11.8 billion and more than 40,000 employees, Ecolab Inc., a Delaware corporation, is the global leader in water, hygiene and energy technologies and services that provide and protect clean water, safe food, abundant energy and healthy environments. We develop and market premium programs, products and services for the hospitality, foodservice, healthcare, industrial and energy markets in approximately 170 countries. Our cleaning and sanitizing programs and products, pest elimination services, and equipment maintenance and repair services support customers in the foodservice, food and beverage processing, hospitality, healthcare, government and education, retail, textile care and commercial facilities management sectors. Our chemicals and technologies are also used in water treatment, pollution control, energy conservation, oil production and refining, steelmaking, papermaking, mining and other industrial processes. A strong commitment to customer support is a distinguishing characteristic of Ecolab's business.

        Ecolab's business is based upon its six reportable segments:

U.S. Cleaning & Sanitizing Segment

        Our U.S. Cleaning & Sanitizing segment is comprised of five operating units which provide cleaning and sanitizing products and programs to United States markets.

        Institutional:    Our Institutional Division sells specialized cleaners and sanitizers for washing dishes, glassware, flatware, foodservice utensils and kitchen equipment ("warewashing"), for on premise laundries (typically used by hotel and healthcare customers) and for general housekeeping functions, as well as food safety products and equipment, water filters, dishwasher racks and related kitchen sundries to the foodservice, lodging, educational and healthcare industries. The Institutional Division also provides pool and spa treatment programs for hospitality and other commercial customers, as well as a broad range of janitorial cleaning and floor care products and programs to customers in hospitality, healthcare and commercial facilities. The Institutional Division develops various chemical dispensing systems which are used by our customers to efficiently and safely dispense our cleaners and sanitizers. In addition, the Institutional Division markets a lease program comprised of energy-efficient dishwashing machines, detergents, rinse additives and sanitizers, including full machine maintenance. We believe that we are the leading supplier of chemical warewashing products and programs to institutions in the United States.

        Food & Beverage:    Our Food & Beverage Division addresses cleaning and sanitation at the beginning of the food chain to facilitate the processing of products for human consumption. The Food & Beverage Division provides detergents, cleaners, sanitizers, lubricants and animal health products, as well as cleaning systems, electronic dispensers and chemical injectors for the application of chemical products, primarily to dairy plants, dairy farms, breweries, soft-drink bottling plants, and meat, poultry and other food processors. The Food & Beverage Division is also a leading developer and marketer of antimicrobial products used in direct contact with meat, poultry, seafood and produce during processing in order to reduce microbial contamination. The Food & Beverage Division also designs, engineers and installs CIP ("clean-in-place") process control systems and facility cleaning systems for its customer base. We believe that we are one of the leading suppliers of cleaning and sanitizing products to the dairy plant, dairy farm, food, meat and poultry, and beverage/brewery processor industries in the United States.

        Kay:    Our Kay business unit supplies cleaning and sanitizing chemical products and related items primarily to regional, national and international quick service restaurant ("QSR") chains and to regional and national food retailers (i.e., supermarkets and grocery stores). Its products include specialty and general purpose hard surface cleaners, degreasers, sanitizers, polishes, hand care products and assorted cleaning tools and equipment which are primarily sold under the "Kay" and "Ecolab" brand names. Kay's cleaning and sanitation programs are customized to meet the needs of the market segments it serves and are designed to provide highly effective cleaning performance, promote food safety, reduce labor costs and enhance user and guest safety. A number of product dispensing options are available for products in the core product range. Kay supports its product sales with employee training programs and technical support designed to meet the special needs of its customers. We believe that Kay is the leading supplier of chemical cleaning and sanitizing products to the QSR market segment and a leading supplier of chemical cleaning and sanitizing products to the food retail market segment in the United States. While Kay's customer base has grown over the years, Kay's business remains largely dependent upon a limited number of major QSR chains and franchisees and large food retail customers.

        Healthcare:    Our Healthcare Division provides infection prevention and other healthcare-related offerings to acute care hospitals, surgery centers, dental offices and veterinary clinics. The Healthcare Division's proprietary infection prevention products (hand hygiene, hard surface disinfectants, instrument cleaners, patient drapes, fluid control products, equipment drapes and surgical fluid, warming and cooling systems) are sold primarily under the "Ecolab", "Microtek" and "OR Solutions" brand names to various departments within the acute care environment (Infection Control, Environmental Services, Central Sterile and Operating Room). The Healthcare Division's Microtek Medical business is a leader in niche branded specialty surgical drapes and fluid control products. The Healthcare Division's OR Solutions business is a leading developer and marketer of surgical fluid warming and cooling systems.

        Textile Care:    Our Textile Care Division provides products and services that manage the entire wash process through custom-designed programs, premium products, dispensing equipment, water and energy management, and real-time data management for large-scale, complex commercial operations including uniform rental, hospitality, linen rental and healthcare laundries. The Textile Care Division's programs are designed to meet our customers' needs for exceptional cleaning, while extending the useful life of linen and reducing the customers' overall operating cost. Products and programs are marketed primarily through Company-employed field sales personnel and, to a lesser extent, through distributors.

U.S. Other Services Segment

        Our U.S. Other Services segment is comprised of two operating units: Pest Elimination and Equipment Care (formerly GCS Service). In general, these businesses provide service which can augment or extend our product offerings to our business customers as a part of our "Circle the Customer" approach and, in particular, by enhancing our food safety capabilities.

        Pest Elimination:    Our Pest Elimination Division provides services designed to detect, eliminate and prevent pests, such as rodents and insects, in restaurants, food and beverage processors, educational and healthcare facilities, hotels, quick service restaurant and grocery operations and other institutional and commercial customers. In addition, through our EcoSure Food Safety Management business, we provide customized on-site evaluations, training and quality assurance services to foodservice operations.

        Equipment Care:    Our Equipment Care Division provides equipment repair, maintenance and preventive maintenance services for the commercial food service industry. Repair services are offered for in-warranty repair, acting as the manufacturer's authorized service agent, as well as after-warranty repair. In addition, Equipment Care operates as a parts distributor to repair service companies and end-use customers.

International Cleaning, Sanitizing & Other Services Segment

        Our International Cleaning, Sanitizing & Other Services segment directly operates in approximately 75 countries outside of the United States through wholly-owned subsidiaries or, in the case of Venezuela, through a joint venture with a local partner. In other countries, selected products are sold by our export operations to distributors, agents or licensees, although the volume of those sales is not significant in terms of our overall revenues. Our largest International Cleaning, Sanitizing & Other Services operations are located in Europe, Asia Pacific, Latin America and Canada, with smaller operations in Africa and the Middle East.

        In general, our International Cleaning, Sanitizing & Other Services businesses are similar to those conducted in the United States but are managed on a geographic basis. The businesses which are similar to the United States' Institutional and Food & Beverage businesses are the largest businesses in our International Cleaning, Sanitizing & Other Services operations. They are conducted in virtually all of our International Cleaning, Sanitizing & Other Services locations and, compared to the United States, constitute a larger portion of the overall business. Healthcare and Textile Care are also meaningful businesses in our International Cleaning, Sanitizing & Other Services operations, particularly in Europe. Kay has sales in a number of International Cleaning, Sanitizing & Other Services locations. A significant portion of Kay's international sales are to international units of United States-based quick service restaurant chains.

        Our Pest Elimination business continues to expand its geographic coverage. We operate this business in various countries in Asia Pacific, Western Europe, Latin America and South Africa, with the largest operations in France, the United Kingdom and Brazil.

        Our other cleaning and sanitizing businesses are conducted less extensively internationally. However, in general, most of the principal businesses conducted in the United States are also operated in Canada.

Global Water Segment

        Our Global Water segment serves customers across industrial and institutional markets, with the exception of the pulp and paper industry which is serviced by our Global Paper business and the energy industries which are served by our Global Energy business. Within Global Water, we provide products and programs for water treatment and process applications aimed at combining environmental benefits with economic gains for our customers. Applications include cooling water treatment, boiler water treatment, potable water preparation, process water applications and wastewater applications. Typically, water savings, energy savings, maintenance and capital expenditure avoidance are among the primary sources of value to our customers, with product quality and production enhancement improvements also providing a key differentiating feature for many of our offerings.

        Our Global Water offerings are organized according to the customer end-markets we serve so we can address the unique drivers faced by each market. We serve customers in the aerospace, chemical, pharmaceutical, mining and primary metals, power, food and beverage and medium and light manufacturing, as well as institutional clients such as hospitals, universities, commercial buildings and hotels. Our on-site experts, industry technical consultants and researchers develop appropriate solutions for a broad range of customer requirements, such as single process optimization, system-wide program implementation, troubleshooting or increasing efficiencies. As a part of our chemicals program we provide numerous plant, process and application audits and surveys in water treatment and customer production. In addition, we offer consulting for all water use and discharge areas and make recommendations for improvements, cost reductions or efficiency improvements through our Advanced Recycle Technology programs. Our offerings are sold primarily by our field sales employees.

        We believe that we have the leading market position among suppliers of products and programs for chemical treatment applications for industrial water treatment.

Global Paper Segment

        Our Global Paper segment provides water and process applications for the pulp and paper industries. Our Global Paper segment offers a comprehensive portfolio of programs that are used in all principal steps of the papermaking process and across all grades of paper, including graphic grades, board and packaging, and tissue and towel. We believe that we are one of the leading suppliers of water treatment products and process aids to the pulp and papermaking industry.

        Global Paper provides its customers the same types of products and programs for water treatment and wastewater treatment as those offered by Global Water. In addition, Global Paper offers the following specialty applications.

        Pulp Applications:    Our programs maximize process efficiency and increase pulp cleanliness and brightness in bleaching operations, as well as predict and monitor scaling potential utilizing on-line monitoring to design effective treatment programs and avoid costly failures.

        Paper Applications:    Our paper process applications focus on the key business drivers that are critical to the success of our customers' businesses. We integrate the entire papermaking process through mechanical, operational and chemical means to concentrate specifically on what our customers need to succeed in their market segments and improve their overall operational efficiency. Advanced sensing, monitoring and automation combine with innovative chemistries and detailed process knowledge to provide a broad range of customer solutions.

Global Energy Segment

        Our Global Energy segment provides on-site, technology-driven solutions to the global drilling, oil and gas production, refining, and petrochemical industries. Our customers include nearly all of the largest publicly traded oil companies. The Global Energy segment is divided into an Upstream group composed of our Adomite, Oilfield Chemicals and Enhanced Oil Recovery businesses and a Downstream refinery and petrochemical processing business. We believe that our Global Energy segment enjoys a leading market position in the markets it serves.

        Well Stimulation and Completion:    Our Adomite group offers a range of product solutions specifically designed to enhance performance even in the most severe environments. We supply chemicals for the cementing, drilling, fracturing and acidizing phases of well drilling and stimulation. Our integrated approach to product development combines marketing and research efforts supported with process simulation, pilot plants and full-scale manufacturing capabilities. Importantly, we are committed to the development of sustainable solutions to meet the demanding environmental requirements in the industry.

        Oilfield Applications:    Our Oilfield Chemicals business provides solutions to the oil and gas production sector. We have expertise in crude oil and natural gas production, pipeline gathering/transmission systems, gas processing, and heavy oil and bitumen upgrading. Starting with the design/capital investment phase to asset decommission, a lifecycle approach to chemical solutions and offerings help our customers minimize risk, achieve their production targets and maximize profitability. Our Asset Integrity team uses processes and technologies to help producers mitigate corrosion. We also deploy the latest molecular monitoring tools to measure and control microbiological influenced corrosion and provide environmentally friendly chemistries worldwide.

        Enhanced Oil Recovery:    We provide custom-engineered chemical solutions that increase production of crude oil and gas from existing fields, which are marketed primarily through our TIORCO® joint venture with Stepan Company. TIORCO integrates enhanced oil recovery ("EOR") processes by leveraging our polymer and reservoir expertise and Stepan's global surfactant technology and manufacturing capabilities. Our offerings include reservoir screening, target validation, laboratory and reservoir simulation work, secondary flood optimization, tertiary recovery flood design and implementation and, when needed, a produced water treatment solution.

        Downstream Refining Applications:    Our industry-focused sales engineers provide products and programs for process and water treatment applications specific to the petroleum refining and fuels industry, enabling our customers to profitably refine and upgrade hydrocarbons. Our heavy oil upgrading programs minimize operation costs and mitigate fouling, corrosion, foaming and the effects of heavy metals when refining opportunity crudes.

        Clean fuels regulations require drastic reduction in the level of sulfur allowed in fuels. Our H2S Scavengers, such as the SULFA-CHECK® system, help our customers to comply with regulatory standards. We offer an entire line of fuel additives, including corrosion inhibitors, to protect engine fuel systems and pre-market underground storage tanks and piping. In addition, we offer fuel stabilizers, pour point depressants, cetane improvers, detergents and antioxidants for home heating oil and premium diesel and gasoline packages.

        Downstream Chemical Processing Applications:    We work with customers globally to overcome the increasing challenges associated with capacity increases, plant revamps and constantly changing feedstocks. Our customized process and water treatment programs are delivered by onsite technical experts who are focused on providing improved system reliability, reduced total cost of operations, environmental compliance, sustainability in the form of energy and water savings and reduced carbon emissions.

        Water Treatment Applications:    We provide total water and wastewater management solutions specific to customers' refining and chemical processing needs including boiler treatment, cooling water treatment and wastewater treatment. See "Global Water Segment."

Merger with Champion

        On April 10, 2013, we acquired (the "Champion merger") Permian Mud Service, Inc. and its subsidiaries, including Champion Technologies, Inc. and Corsicana Technologies, Inc. (collectively, "Champion"), pursuant to an Agreement and Plan of Merger, dated October 11, 2012 (as amended, the "Champion merger agreement"). The aggregate consideration paid to the stockholders of Permian Mud Service, Inc. (the "Champion stockholders") in connection with the Champion merger was approximately $2.0 billion (based on the closing price of our Common Stock on April 10, 2013), comprised of 6,596,444 shares of Ecolab common stock and approximately $1.4 billion in cash. At the closing of the Champion merger, we entered into a Registration Rights Agreement (the "Champion registration rights agreement") pursuant to which we agreed, subject to certain limitations and restrictions, to effect the registration of shares of Ecolab's common stock beneficially owned by the Champion stockholders and received by such stockholders pursuant to the Champion merger agreement. This prospectus supplement is being filed by the registrant in connection with such obligation.

Corporate Information

        Our principal executive offices are located at 370 Wabasha Street North, St. Paul, Minnesota 55102. Our telephone number is 1-800-232-6522. Our Internet website address is www.ecolab.com. The information contained on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

The Offering

Issuer	Ecolab Inc.
Seller	One or more selling stockholders. See "Selling Stockholders." We are not selling any of the securities.
Securities Offered by the Selling Stockholders

6,596,444 shares of common stock. The selling stockholders may from time to time offer and sell any or all of the securities under this prospectus supplement; however, the selling stockholders are not obligated to sell the securities.

Use of Proceeds

All of the securities sold pursuant to this prospectus supplement will be offered and sold by the selling stockholders. We will not receive any proceeds from the sale of the securities offered by the selling stockholders.

Risk Factors	Investing in our common stock involves risks. See "Risk Factors" on page S-7 for a description of certain risks you should particularly consider before investing in our common stock.
New York Stock Exchange Symbol	"ECL."

RISK FACTORS

        You should carefully consider the following risk factors, the risk factors described in Item 1A to Ecolab's Annual Report on Form 10-K for the year ended December 31, 2012 and the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before investing in our common stock. These risks and uncertainties are not the only ones facing us. There may be other risks that a prospective investor should consider that are relevant to such investor's own particular circumstances or generally.

Risks Related to Our Common Stock

         The price of our common stock may fluctuate significantly, which could negatively affect us and holders of our common stock.

        The market price of our common stock after this offering may fluctuate significantly from time to time as a result of a variety of factors, many of which are beyond our control. The factors described under "Forward-Looking Statements" in this prospectus supplement and the other risk factors described in this section, among other factors, may cause the market price of our common stock to change. Broad market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the offering price.

         Shares eligible for future issuance or sale may cause our common stock price to decline, which may negatively impact your investment.

        Issuances or sales of substantial numbers of additional shares of our common stock, including in connection with future acquisitions, if any, or the perception that such issuances or sales could occur, may cause prevailing market prices for shares of our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at a time and price favorable to us. As of the date of this prospectus supplement, our restated certificate of incorporation provides that we have authority to issue up to 800,000,000 shares of our common stock. As of March 31, 2013, 296,011,975 shares of our common stock were issued and outstanding, and there were 47,611,385 shares of our common stock issued and held in treasury. Also as of such date, there were approximately 21,714,000 shares of our common stock reserved for issuance under our equity compensation plans or pursuant to individual option grants or stock awards.

         The declaration of future dividends is at the discretion of our board of directors and is not guaranteed.

        We have paid common stock dividends for 76 consecutive years. However, the declaration of dividends is at the discretion of our board of directors and is not guaranteed. The amount of common stock dividends, if any, will depend upon the rights of holders of any outstanding shares of our preferred stock, our results of operations and financial condition, future capital expenditures and investments and other factors that our board of directors considers relevant. As a result, there can be no assurance that future dividends will be paid or, if paid, will be comparable with past dividends.

         Our corporate documents and Delaware law contain provisions that could discourage, delay or prevent a change in control of our company, even if some stockholders might consider such a development favorable, which may adversely affect the price of our common stock.

        Certain provisions in our restated certificate of incorporation and by-laws, which are described under "Description of Capital Stock" in the accompanying prospectus, may discourage, delay or prevent a merger or acquisition involving us that our stockholders may consider favorable. For example, our certificate of incorporation authorizes our board of directors to issue shares of preferred stock to which special rights may be attached, including voting and dividend rights. With these rights, preferred stockholders could make it more difficult for a third party to acquire us.

        In addition, certain other provisions of our corporate documents regarding special meetings of stockholders, advance notice requirements for stockholder proposals and director nominations and amendments of our restated certificate of incorporation and by-laws, each of which is described under "Description of Capital Stock—Certain Restated Certificate of Incorporation, By-law and Statutory Provisions Affecting Stockholders," may also discourage, delay or prevent a merger or acquisition involving us that our stockholders may consider favorable.

        We are also subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. Under these provisions, if anyone becomes an "interested stockholder," we may not enter into a "business combination" with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control. For purposes of Section 203, an "interested stockholder" means, generally, someone owning 15% or more of our outstanding common stock or an affiliate of ours that owned 15% or more of our outstanding common stock during the past three years, subject to certain exceptions as described in Section 203. See "Description of Common Stock—Certain Restated Certificate of Incorporation, By-law and Statutory Provisions Affecting Stockholders—Delaware Anti-Takeover Statute."

USE OF PROCEEDS

        We will not receive any proceeds from any sale of common stock by the selling stockholders. The selling stockholders will receive all of the net proceeds from this offering. See "Selling Stockholders."

SELLING STOCKHOLDERS

        In connection with the Champion merger, we agreed to file, and subsequently filed, a shelf registration statement covering the resale on a delayed or continuous basis of the common stock received by Champion's former stockholders in the Champion merger.

        Information below with respect to beneficial ownership has been furnished by each selling stockholder and we have not sought to verify such information. Except as stated below, none of the selling stockholders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with us or any of our predecessors or affiliates within the past three years.

        The following table sets forth information with respect to the selling stockholders and the shares of our common stock beneficially owned by the selling stockholders as of April 30, 2013 that may from time to time be offered or sold pursuant to this prospectus supplement and the accompanying prospectus. The selling stockholders may from time to time offer all, some or none of their shares of common stock in over-the-counter market or privately negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution." We cannot advise you as to whether selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to the Offering(1)	Number of Shares Being Offered Hereby	Number of Shares Beneficially Owned After the Offering(2)
John W. Johnson(3)	1,292,864	1,292,864	0
John Willard Johnson, Trustee for the benefit of Kimball Johnson Moriniere(3)	227,309	227,309	0
John Willard Johnson, Trustee for the benefit of Ruth Johnson Miller(3)	117,017	117,017	0
John W. Johnson, Trustee, or his Successor Trustee, of the Johnson 2005 Gift Trusts(3)	93,551	93,551	0
WMJ/RMJ Family Limited Partnership(3)	115,460	115,460	0
Johnson Permian Interests, Ltd.(4)	513,133	513,133	0
Christopher Bret Johnson(5)	247,898	247,898	0
Christopher B. Johnson, Custodian for John Willard Johnson UGTMA(5)	4,290	4,290	0
J Squared Family Partnership LP(5)	320,331	320,331	0
Kimball Johnson Moriniere(6)	4,790	4,790	0
Kimball Johnson Moriniere, Custodian for Catherine Johnson Moriniere UGTMA(6)	6,964	6,964	0
Kimball Johnson Moriniere, Custodian for Frances Anne Moriniere UGTMA(6)	5,047	5,047	0
Ruth Johnson Miller(7)	4,790	4,790	0
Ruth J. Miller Custodian FBO Benjamin Henry Miller UGTMA(7)	257	257	0
Craig M. Johnson(8)	346,167	346,167	0
Craig M. Johnson, Trustee of the Johnson Childrens' Trust of 1992 FBO Craig Mayer Johnson(8)	2,911	2,911	0
Clayton Daniel Johnson(9)	381,806	381,806	0

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to the Offering(1)	Number of Shares Being Offered Hereby	Number of Shares Beneficially Owned After the Offering(2)
Clayton D. Johnson, Trustee of the Johnson Childrens' Trust of 1992 FBO Clayton Daniel Johnson(9)	2,911	2,911	0
Todd M. Johnson(10)	238,676	238,676	0
Todd M. Johnson, Trustee of the Johnson Childrens' Trust of 1992 FBO Susanne Johnson Maida F/K/A Susanne Lindley Johnson(10)	2,911	2,911	0
Susanne Johnson Maida	273,228	273,228	0
Steven J. Lindley(11)	385,990	385,990	0
M. A. Lindley Interests, Ltd.(11)	469,767	469,767	0
John David Lindley(12)	485,351	485,351	0
John D. Lindley, Trustee of the Matthew Johnson Lindley 2009 Trust(12)	31,426	31,426	0
John D. Lindley, Trustee of the Jenna Anne Lindley 2009 Trust(12)	31,426	31,426	0
Sydney Lindley Stickney	485,351	485,351	0
Marion Lindley Goudeau(13)	389,684	389,684	0
Marion and Tim Goudeau Family Limited Partnership(13)	48,535	48,535	0
W. Samuel White Jr. Non-Elected Marital Trust(14)(15)	25,044	25,044	0
W. Samuel White Jr. Marital Trust(14)(15)	13,055	13,055	0
William Thomas White(15)	8,042	8,042	0
Sammy Jack White(16)	5,207	5,207	0
Sammy Jack White Custodian for Samantha M. White UGTMA(16)	1,674	1,674	0
Sammy Jack White Custodian for Travis P. White UGTMA(16)	1,674	1,674	0
Armand E. Daigle	2,213	2,213	0
Harris Direct Custodian FBO IRA Glenn Mocek	470	470	0
Morgan Stanley Smith Barney as Custodian for Darlene S. Blair	2,135	2,135	0
CITI Smith Barney Custodian for Richard G. Finley IRA Rollover	2,426	2,426	0
NFS FBO Nicholas Grahmann	1,994	1,994	0
Murray Clark	2,577	2,577	0
Sherrie Smith (AKA Sherrie Ripplinger)	92	92	0

(1)
Represents less than 1% of our outstanding common stock. Shares beneficially owned by the selling stockholders prior to this offering include 1,258,115 aggregate shares of our Common Stock held in escrow by JPMorgan Chase Bank, N.A. registered in the name of Sigler & Co. as Escrow Agent for and on behalf of the Stockholders under the Escrow Agreement entered into in connection with the Champion merger.

(2)
Assumes that the applicable stockholder sells all of the shares of our common stock set forth in the column entitled "Number of Shares Being Offered Hereby" and does not acquire any additional shares. Selling stockholders are not required to sell any of their shares. See "Plan of Distribution."

(3)
John W. Johnson directly owns 1,292,864 shares and has beneficial ownership of an additional 553,337 shares, including 3,883 shares held by John Willard Johnson Trustee FBO Kimball Johnson, 223,426 shares held by John W. Johnson, Trustee for Kimball Johnson Moriniere, 116,760 shares held by John Willard Johnson, Trustee for the benefit of Ruth Mayer Johnson, 257 shares held by John W. Johnson, Trustee for Ruth Johnson Miller, 93,551 shares held by John W. Johnson, Trustee, or his Successor Trustee, of the Johnson 2005 Gift Trusts, and 115,460 shares held by the WMJ/RMJ Family Limited Partnership.

(4)
David Johnson through the Managing Partner of Johnson Permian Interests, Ltd. has beneficial ownership of 513,133 shares held by Johnson Permian Interests, Ltd.

(5)
Christopher Bret Johnson directly owns 247,898 shares and has beneficial ownership of an additional 324,621 shares, including 320,331 shares held by J Squared Family Partnership LP, and 4,290 shares held by Christopher B. Johnson, Custodian for John Willard Johnson UGTMA.

(6)
Kimball Johnson Moriniere directly owns 4,790 shares and has beneficial ownership of an additional 12,011 shares, including 6,964 shares held by Kimball Johnson Moriniere, Custodian for Catherine Johnson Moriniere UGTMA, and 5,047 shares held by Kimball Johnson Moriniere, Custodian for Frances Anne Moriniere UGTMA.

(7)
Ruth Johnson Miller directly owns 4,790 shares and has beneficial ownership of an additional 257 shares held by Ruth J. Miller Custodian FBO Benjamin Henry Miller UGTMA.

(8)
Craig M. Johnson directly owns 346,167 shares and has beneficial ownership of an additional 2,911 shares held by Craig M. Johnson, Trustee of the Johnson Childrens' Trust of 1992 FBO Craig Mayer Johnson.

(9)
Clayton Daniel Johnson directly owns 381,806 shares and has beneficial ownership of an additional 2,911 shares held by Clayton D. Johnson, Trustee of the Johnson Childrens' Trust of 1992 FBO Clayton Daniel Johnson.

(10)
Todd M. Johnson directly owns 238,676 shares and has beneficial ownership of an additional 2,911 shares held by Todd M. Johnson, Trustee of the Johnson Childrens' Trust of 1992 FBO Susanne Johnson Maida F/K/A Susanne Lindley Johnson.

(11)
Steven J. Lindley directly owns 385,990 shares and has beneficial ownership of an additional 469,767 shares held by M. A. Lindley Interests, Ltd.

(12)
John David Lindley directly owns 485,351 shares and has beneficial ownership of an additional 62,852 shares, including 31,426 shares held by John D. Lindley, Trustee of the Matthew Johnson Lindley 2009 Trust, and 31,426 shares held by John D. Lindley, Trustee of the Jenna Anne Lindley 2009 Trust.

(13)
Marion Lindley Goudeau directly owns 389,684 shares and has beneficial ownership of an additional 48,535 shares held by Marion and Tim Goudeau Family Limited Partnership.

(14)
Flora M. White and W. Thomas White, as Co-Trustees, have beneficial ownership of 25,044 shares held by W. Samuel White Jr. Non-Elected Marital Trust and 13,055 shares held by W. Samuel White Jr. Marital Trust.

(15)
William Thomas White directly owns 8,042 shares and, as Co-Trustee, has beneficial ownership of an additional 25,044 shares held by W. Samuel White Jr. Non-Elected Marital Trust and 13,055 shares held by W. Samuel White Jr. Marital Trust.

(16)
Sammy Jack White directly owns 5,207 shares and has beneficial ownership of an additional 3,348 shares, including 1,674 shares held by Sammy Jack White Custodian for Samantha M. White UGTMA, and 1,674 shares held by Sammy Jack White Custodian for Travis P. White UGTMA.

        Prior to the Champion merger, each of the following selling stockholders served as directors or officers of Champion in the capacities set forth opposite his or her name:

Name	Position
John W. Johnson	Chairman of the Board and Director of Permian Mud Service, Inc.
Chairman of Executive Committee and Director of Champion Technologies, Inc.
Steven J. Lindley	President and Director of Permian Mud Service, Inc.
Chairman of the Board and Director of Champion Technologies, Inc.
Christopher B. Johnson	Vice President and Director of Permian Mud Service, Inc.
Vice President and Director of Champion Technologies, Inc.
David M. Johnson	Director of Permian Mud Service, Inc.
Director of Champion Technologies, Inc.
William Thomas White	Director of Champion Technologies, Inc.
Richard G. Finley	Vice President of Champion Technologies, Inc.
Nick Grahmann	Vice President of Champion Technologies, Inc.

        Certain of the selling stockholders were employees of Champion prior to the Champion merger and are continuing as employees of Champion after the Champion merger.

DESCRIPTION OF CAPITAL STOCK

        The following description of certain terms of our common stock does not purport to be complete and is qualified in its entirety by reference to our restated certificate of incorporation, our by-laws and the applicable provisions of the Delaware General Corporation Law. Our restated certificate of incorporation and our by-laws have been filed as exhibits to the registration statement of which this prospectus is a part. For more information on how you can obtain these documents, see "Where You Can Find More Information" beginning on page 1. We urge you to read our restated certificate of incorporation and our by-laws in their entirety.

Authorized Capital Stock

        Our restated certificate of incorporation provides that we are authorized to issue 815,000,000 shares of capital stock, consisting of 800,000,000 shares of common stock, par value $1.00 per share, and 15,000,000 shares of preferred stock, no par value per share.

Common Stock

        The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Subject to preferences which may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.

        Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. Our common stock is not redeemable. Stockholders do not have the right to cumulate their vote in the election of directors and, accordingly, the holders of more than 50% of the outstanding shares of common stock can elect all the directors in the class up for election.

Preferred Stock

        Our board of directors is authorized without further action of the stockholders to issue preferred stock in one or more series and may fix the designations and the powers, preferences and rights of the preferred stock. No class of preferred stock is currently outstanding.

Certain Restated Certificate of Incorporation, By-law and Statutory Provisions Affecting Stockholders

Classification of Board of Directors

        Our restated certificate of incorporation provides that the number of directors shall be fixed from time to time exclusively by majority vote of the board of directors. The number of directors of Ecolab is currently fixed at 14, and the directors are divided into three classes. Prior to the 2010 amendment of our restated certificate of incorporation with respect to the classification of the board of directors, the members of each class of directors were elected to serve a three-year term with the terms of office of each class ending in successive years. Pursuant to our current restated certificate of incorporation, as of the 2013 annual meeting of stockholders, our board of directors will no longer be classified and each director will be subject to annual election.

Removal of Directors

        Our restated certificate of incorporation provides that, until the 2013 annual meeting of stockholders and in accordance with Delaware law, directors may be removed from office only for cause, and from and after the 2013 annual meeting of stockholders, directors may be removed from office with or without cause.

Amendment of Restated Certificate of Incorporation

        Our restated certificate of incorporation may be amended by the affirmative vote of the holders of a majority of the voting rights of all classes of stock entitled to vote.

Amendment of By-Laws

        Our restated certificate of incorporation provides that our by-laws may be amended by the vote of a majority of the board of directors, subject to the power of the stockholder to change or repeal our by-laws.

Special Meetings of Stockholders

        Our by-laws provide that special meetings of the stockholders may be called by the board of directors or the chairman of the board, or at the written request, in accordance with the provisions of the by-laws, of the holders of at least 25% of the outstanding voting power of Ecolab capital stock. In order for a stockholder or stockholders to demand a special meeting, a written demand of the holders of record of at least 25% of the outstanding voting power of Ecolab capital stock must be delivered to Ecolab and must include certain information, including the purpose(s) of the special meeting and certain information about the stockholder(s) and their ownership of Ecolab stock. The requesting stockholder(s) must agree to pay Ecolab's costs of holding the special meeting.

Advance Notice Requirements of Stockholder Nominations of Directors

        Our by-laws impose an advance notice requirement in relation to stockholder director nomination proposals to be brought before a meeting of the stockholders. To be timely, the notice must be delivered to or mailed and received at Ecolab's principal executive offices:

  •
  in the case of an annual meeting, not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year's annual meeting; however, if the actual date of the annual meeting is more than 30 days before or after that anniversary date, then notice must be so received not later than the close of business on the 10th day following the day on which notice of the annual meeting date was mailed or publicly disclosed, whichever first occurs; and

  •
  in the case of a special meeting called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or publicly disclosed, whichever first occurs.

        Our by-laws also impose an advance notice requirement in relation to stockholder proposals for business to be brought before an annual meeting. To be timely, the notice must be delivered to or mailed and received at Ecolab's principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year's annual meeting; however, if the actual date of the annual meeting is more than 30 days before or after that anniversary date, then notice must be so received not later than the close of business on the 10th day following the day on which notice of the annual meeting date was mailed or publicly disclosed, whichever first occurs.

        In either case, the notice must include certain information about the stockholder, any person acting in concert, or in a control relationship, with such stockholder and any proposed director nominee, including stock ownership and employment information and a description of arrangements among such persons pursuant to which the nomination is made.

Delaware Anti-Takeover Statute

        Our restated certificate of incorporation does not include a provision opting out of Section 203 of the Delaware General Corporation Law, Delaware's anti-takeover statute. Consequently, Section 203 applies to Ecolab and prohibits us from engaging in a transaction involving a sale of assets to or a merger or consolidation with an "interested stockholder," as defined under Section 203, for a period of three years following the date of the transaction in which the stockholder became an "interested stockholder" unless that transaction was approved in a prescribed manner.

Liability and Indemnification of Directors, Officers and Employees

        Under Delaware law, a certificate of incorporation may, subject to certain limitations, contain a provision limiting or eliminating a director's personal liability to the corporation or its stockholders for monetary damages for a director's breach of fiduciary duty. Our restated certificate of incorporation provides that none of our directors shall be personally liable to Ecolab or its stockholders for monetary damages for breach of fiduciary duty in his or her capacity as such, except to the extent provided by applicable law for:

  •
  any breach of the duty of loyalty;

  •
  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  unlawful payment of dividends or unlawful stock repurchases as set forth in Section 174 of the Delaware General Corporation Law; or

  •
  any transaction from which the director derived an improper personal benefit.

        Our by-laws require us to indemnify and hold harmless, to the fullest extent permissible under Delaware law, any person who was or is a party to, or is threatened to be made a party to, any action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that he or she

  •
  is or was a director or officer of Ecolab;

  •
  while a director or officer of Ecolab, is or was serving at the request of Ecolab or for its benefit as a director, officer, employee or agent of another corporation or as its representative in another enterprise; or

  •
  is or was an employee of Ecolab or our subsidiary and was or is serving for the benefit of Ecolab as a director or officer of another corporation or as Ecolab's representative in another enterprise.

        This indemnification obligation covers all expenses, including attorneys' fees, and all judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with the matter.

        We also carry directors' and officers' liability insurance which protects each director or officer from certain claims and suits, including stockholder derivative suits, even where the director may be determined to not be entitled to indemnification under Delaware law, and claims and suits arising under federal securities laws. The policy may also afford coverage under circumstances where the facts do not justify a finding that the director or officer acted in good faith and in a manner that was in, or not opposed to, the best interests of Ecolab.

        We have also entered into indemnification agreements with each of our directors. These agreements provide for the prompt indemnification "to the fullest extent permitted by law" and for the prompt advancement of expenses, including attorneys' fees and other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in

(including on appeal) any threatened, pending or completed action, suit or proceeding related to the fact that such director:

  •
  is or was a director, officer, employee, trustee, agent or fiduciary of Ecolab; or

  •
  is or was serving at the request of Ecolab as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise, or by reason of anything done or not done by a director in any such capacity.

        These agreements further provide that we have the burden of proving that a director is not entitled to indemnification in any particular case.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Ecolab pursuant to the provisions described above, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Listing

        Our common stock is listed and traded on the NYSE under the symbol "ECL."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address for general inquiries is 250 Royall Street, Canton, Massachusetts 02021, and its toll-free number is (800) 322-8325.

PLAN OF DISTRIBUTION

        The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock directly to purchasers or through dealers or agents. The common stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. Selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each transfer. The selling stockholders may use any one or more of the following methods when disposing of the shares:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

  •
  transactions involving block trades;

  •
  transactions involving cross trades;

  •
  distributions by any selling stockholder to its partners, members or stockholders;

  •
  an exchange distribution in accordance with the rules of the applicable securities exchange or quotation service;

  •
  over-the-counter market transactions;

  •
  privately negotiated transactions including, entering into derivative or hedging transactions with third parties;

  •
  sales to cover short sales made after the date that the registration statement of which this prospectus forms a part becomes effective;

  •
  agreements with broker-dealers to sell a specified number of shares at fixed prices, prevailing market prices at the time of sale, prices related to prevailing market prices, varying prices determined at the time of sale or negotiated prices;

  •
  the writing or settlement of options or other hedging transactions, including without limitation, derivative securities, warrants, exchangeable securities and forward delivery contracts whether through an options exchange or otherwise;

  •
  other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The shares covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus.

        Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Each selling stockholder reserves the right to accept and, together with their respective agents, to reject, any proposed purchases of shares to be made directly or through broker-dealers or other agents.

        If we are notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering,

exchange distribution or secondary distribution, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information contained in this prospectus, and (vi) other facts material to the transaction.

        The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of shares will be paid by the selling stockholder and/or the purchasers.

        In order to comply with the securities laws of certain jurisdictions, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, some jurisdictions may restrict the selling stockholders from selling shares unless the shares have been registered or qualified for sale in the applicable jurisdiction or an exemption from the registration or qualification requirement is available and is complied with.

        If a selling stockholder uses this prospectus for any sale of shares, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under the registration statement of which this prospectus forms a part.

        We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Exchange Act during such time as they may be engaged in a distribution of the shares. Regulation M restricts certain activities of, and limits the timing of purchases and sales of any of the shares by, selling stockholders, affiliated purchasers and any broker-dealer or other person who participates in a distribution of the shares. Under Regulation M, these persons are precluded from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security subject to the distribution until the distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of these limitations may affect the marketability of the securities offered by this prospectus.

        We are required to pay certain fees and expenses incident to the registration of the public sale by the selling stockholders of the shares, exclusive of underwriting fees, discounts or commissions and certain other expenses of the selling stockholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

        There can be no assurance that the selling stockholders will sell any or all of the shares registered pursuant to the registration statement of which this prospectus forms a part.

 LEGAL MATTERS

        Certain legal matters with respect to the common stock offered by this prospectus supplement will be passed upon for us by Michael C. McCormick, Corporate Compliance Officer, Associate General Counsel and Assistant Secretary of Ecolab.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the Ecolab Inc. Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Nalco Holding Company and its subsidiaries as of December 31, 2010, and for the year ended December 31, 2010, incorporated into this prospectus supplement and the accompanying prospectus by reference to Ecolab's Current Report on Form 8-K filed on December 2, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Nalco Holding Company and its subsidiaries as of December 31, 2009 and for each of the two years in the period ended December 31, 2009 appearing in Ecolab's Current Report on Form 8-K filed on December 2, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Prospectus

COMMON STOCK

        Certain selling stockholders, who will be named in the applicable prospectus supplement, may sell shares of our common stock from time to time. No securities are being offered or sold by us pursuant to this prospectus. We will not receive any of the proceeds from the sale of these shares by the selling stockholders. Information contained in this prospectus may be added, updated or amended by a prospectus supplement. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

        The selling stockholders may offer and sell the common stock on an immediate or delayed basis directly to purchasers or through dealers or agents, or through a combination of these methods. The common stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when, if, or in what amount the selling stockholders may offer the shares for sale.

        Our common stock is listed on the New York Stock Exchange under the symbol "ECL."

        Investing in our common stock involves risks. See "Risk Factors" on page 1.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 10, 2012

 RISK FACTORS

        Investing in our common stock involves risks. Before investing in our common stock, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement, you should carefully consider the risk factors in the section entitled "Risk Factors" in any prospectus supplement, in our most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequent to such Annual Report on Form 10-K, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in our other filings with the SEC. These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment.

ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf registration process, the selling stockholders may from time to time sell the shares of common stock described in this prospectus and any accompanying prospectus supplement in one or more offerings. This prospectus provides you with a general description of the common stock that the selling stockholders may offer. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are only making an offer to sell these securities in jurisdictions where such offer or sale is permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

        In this prospectus, unless otherwise stated or the context otherwise requires, references in this prospectus to "the Company," "Ecolab," "we," "us" and "our" refer to Ecolab Inc. and its consolidated subsidiaries, which, prior to December 1, 2011, did not include Nalco Holding Company and its subsidiaries and, since December 1, 2011, has included Nalco Holding Company and its subsidiaries, which we also refer to as the "combined company." References to "Nalco" refer to Nalco Holdings Company and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC, including the registration statement of which this prospectus is a part, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC Public Reference Room in Washington, D.C. by calling the SEC at (800) 732-0330. Our filings are also available to the public from the website maintained by the SEC at http://www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange (the "NYSE") under the trading symbol "ECL." Our reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        The SEC's rules allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents that Ecolab has filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Information that Ecolab files subsequent to the date of this prospectus with the

SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the initial filing of this prospectus and prior to the time that all of the securities offered by this prospectus have been sold:

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  our Annual Report on Form 10-K for the year ended December 31, 2011;

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  our Quarterly Reports on Form 10-Q for the periods ended March 31, 2012, June 30, 2012 and September 30, 2012;

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  our Current Reports on Form 8-K filed on January 20, 2012 (except with respect to Item 2.02), February 23, 2012, April 13, 2012, April 20, 2012, May 4, 2012, May 7, 2012, August 2, 2012, August 9, 2012, August 10, 2012, September 20, 2012, October 12, 2012 (except with respect to Item 2.02), November 13, 2012, November 16, 2012, December 3, 2012, December 6, 2012 and December 7, 2012; and

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  the descriptions of the common stock contained in our registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on November 17, 1986, and any amendment or report filed for the purpose of updating such descriptions.

        In addition, the following is also incorporated by reference into this prospectus: (i) the audited consolidated balance sheets of Nalco as of December 31, 2010 and 2009 and the consolidated statements of operations, equity and cash flows of Nalco for each of the three years in the period ended December 31, 2010, and notes related thereto and (ii) the unaudited condensed consolidated balance sheet of Nalco as of September 30, 2011 and the condensed consolidated statements of operations and cash flows of Nalco for the three and nine-month periods ended September 30, 2011 and 2010, and notes related thereto, each of which is included as an exhibit to our Current Report on Form 8-K filed on December 2, 2011.

        We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise. You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or orally. To receive any such copy, call or write:

Ecolab Inc.
370 Wabasha Street North
St. Paul, Minnesota 55102
Attn: Corporate Secretary
1-800-232-6522

        Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus. General information about Ecolab, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.ecolab.com/investor as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings.

FORWARD-LOOKING STATEMENTS

        This prospectus, and the documents incorporated herein by reference, may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those of such forward-looking statements. Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. In this prospectus, and the documents incorporated by reference herein, we discuss expectations regarding our business, financial condition and results of operations. Without limiting the foregoing, words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "we believe," "estimate," "project" (including the negative or variations thereof) or similar terminology, generally identify forward-looking statements. Forward-looking statements may also represent challenging goals for us. These statements, which represent our expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such forward-looking statements. We caution that undue reliance should not be placed on forward-looking statements, which speak only as of the date made.

        Additional risks and uncertainties that may affect operating results and business performance are set forth under Item 1A of Ecolab's Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Reports on Form 10-Q for the periods ended March 31, 2012, June 30, 2012 and September 30, 2012, each of which is incorporated by reference into this prospectus, and include:

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  our ability to promptly and effectively integrate the businesses of Ecolab and Nalco, and the businesses of Ecolab and Champion, and to achieve the cost savings and synergies we anticipate from our recent merger with Nalco and the Champion merger within the expected time frame or at all;

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  the potential for disruption from the Nalco merger and the Champion merger to make it more difficult for us to maintain relationships with customers, employees or suppliers;

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  the combined business of Ecolab, Nalco and Champion has a different business mix than Ecolab's business prior to the Nalco merger and the Champion merger, presenting different operational risks and challenges;

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  the future results of the combined business of Ecolab, Nalco and Champion will suffer if the combined company does not effectively manage its expanded operations;

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  the imposition of conditions on regulatory approval related to the Champion merger could have a material adverse effect on us;

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  the future credit ratings of the Company or its subsidiaries following the Champion merger may be different from what we currently expect;

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  the Champion merger may involve unexpected costs or unexpected liabilities;

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  future events may impact our deferred tax position, including the utilization of foreign tax credits and undistributed earnings of international affiliates that are considered to be reinvested indefinitely;

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  we will incur significant expenses related to the amortization of intangible assets and may be required to report losses resulting from the impairment of goodwill or other assets recorded, each in connection with the Nalco merger, the Champion merger or other completed or future acquisitions;

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  the vitality of the markets we serve;

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  the impact of worldwide economic factors such as the economy, capital flows, interest rates and foreign currency risk;

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  our ability to execute on key business initiatives, including leveraging a new ERP system and completing other actions to increase the competitiveness of our European business;

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  the ability to acquire and effectively integrate complementary businesses;

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  fluctuations in raw material and delivered product costs;

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  our ability to develop competitive advantages through value, innovation and customer support;

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  the costs and effects of complying with laws and regulations relating to the environment, including evolving climate change standards, and to the manufacture, storage, distribution, sale and use of our products, as well as to the conduct of our business generally, including employment and labor laws;

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  restraints on pricing flexibility due to contractual obligations;

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  pressure on results of operations from consolidation of customers and vendors;

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  public health epidemics;

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  the occurrence of litigation or claims;

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  the loss or insolvency of a major customer or distributor;

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  acts of war, terrorism or hostilities, natural or man-made disasters, water shortages or severe weather conditions which impact our markets;

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  our ability to attract and retain high caliber management talent;

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  our ability to develop new technologies and offerings in response to changing customer needs;

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  claims relating to products and services we supply;

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  political, economic and legal risks relating to our non-U.S. operations; and

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  other uncertainties or risks reported from time to time in our reports to the SEC.

        You should carefully consider all of the information in or incorporated by reference in this prospectus and any prospectus supplement prior to investing in our securities. Additional risk factors may be included in a prospectus supplement relating to a particular offering of common stock. Except as may be required under applicable law, we undertake no duty to update our forward-looking statements.

ECOLAB INC.

        We develop and market premium products and services for the hospitality, foodservice, healthcare and industrial markets. We provide cleaning and sanitizing products and programs, as well as pest elimination, maintenance and repair services primarily to customers in the foodservice, food and beverage processing, hospitality, healthcare, government and education, retail, textile care, commercial facilities management and vehicle wash sectors. We are also a leading water treatment and process improvement company, delivering significant environmental, social and economic performance benefits to a variety of industrial and institutional customers. A strong commitment to customer support and sustainable solutions is a distinguishing characteristic of our business.

        The address of our principal executive offices is 370 Wabasha Street North, St. Paul, Minnesota 55102 and our telephone number at our principal executive offices is 1-800-232-6522.

USE OF PROCEEDS

        This Registration Statement on Form S-3 is being filed by the registrant in connection with its obligations pursuant to a registration rights agreement to be entered into by Ecolab and the Permian Mud Services, Inc. stockholders at the closing of the Champion merger. Pursuant to the registration rights agreement, Ecolab will agree to effect the registration of shares of Ecolab's common stock received by such stockholders pursuant to the Champion Merger Agreement. No securities are being offered or sold by us pursuant to this prospectus, and we will not receive any proceeds from sales of our common stock by the selling stockholders.

SELLING STOCKHOLDERS

        The name or names of any selling stockholders involved in the sale of securities offered by this prospectus shall be set forth in the applicable prospectus supplement.

LEGAL MATTERS

        Certain legal matters with respect to the securities offered by this prospectus and any prospectus supplement will be passed upon for us by Michael C. McCormick, Corporate Compliance Officer, Associate General Counsel and Assistant Secretary of Ecolab.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        With respect to the unaudited financial information of Ecolab for the three-month periods ended March 31, 2012 and 2011, the six-month periods ended June 30, 2012 and 2011, and the nine-month periods ended September 30, 2012 and 2011, incorporated by reference into this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 3, 2012, August 2, 2012 and October 30, 2012 incorporated by reference herein state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated into this prospectus by reference to the Ecolab Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Nalco Holding Company and its subsidiaries as of December 31, 2010, and for the year ended December 31, 2010, incorporated into this prospectus by reference to Ecolab's Current Report on Form 8-K filed on December 2, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The consolidated financial statements of Nalco Holding Company and its subsidiaries as of December 31, 2009 and for each of the two years in the period ended December 31, 2009 appearing in Ecolab's Current Report on Form 8-K filed on December 2, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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Prospectus Supplement
April 30, 2013